DENTSPLY SIRONA Inc. Conflict Minerals Report For the Year Ended December 31, 2022 Company Overview This report has been prepared by the management of DENTSPLY SIRONA Inc. (herein referred to as the “Company”, “Dentsply Sirona”, “we”, “us”, or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. The Company is the world’s largest manufacturer of professional dental products and technologies, with a 134-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets comprehensive solutions offering including technologically-advanced dental equipment as well as dental and healthcare consumable products under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company introduced the first dental electric drill over 130 years ago, the first dental X-ray unit approximately 100 years ago, the first dental computer-aided design/ computer-aided manufacturing (“CAD/CAM”) system over 30 years ago, and numerous other significant innovations including pioneering ultrasonic scaling to increase the speed, effectiveness and comfort of cleaning and revolutionizing both file and apex locater technology to make root canal procedures easier and safer. Dentsply Sirona continues to make significant investments in research and development (“R&D”), and its track record of innovative and profitable new products continues today. Dentsply Sirona’s worldwide headquarters is located in Charlotte, North Carolina and its shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Introduction This Conflict Minerals Report for the period from January 1, 2022 to December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Rule”). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their respective products. If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (the “Subject Minerals”), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of

Origin Inquiry (“RCOI”) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Country” or “Covered Countries”) or are from recycled or scrap sources. If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that any of its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report. In accordance with the Organisation for Economic Co-operation and Development Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the “Guidance”) and the Rule, this Conflict Minerals Report is available on the Company’s Investor Relations website at https://investor.dentsplysirona.com/financial-information/sec-filings Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014; the SEC’s Order Issuing Stay, dated May 2, 2014; and the SEC’s Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party. Conflict Minerals Program & Policy The Company has actively engaged with its customers and suppliers for several years with respect to the use of conflict minerals. Dentsply Sirona adopted a conflict minerals policy articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals. The policy is available online, and can be found here: Dentsply Sirona Code of Ethics and Business Conduct RCOI and Due Diligence Framework To determine whether necessary 3TGs in products originated in Covered Countries, the Company retained Assent, a third-party service provider, to assist in reviewing the supply chain and identifying risks. The Company provided a list composed of suppliers and parts associated with the in-scope products to Assent. To collect data on the materials’ sources of origin procured by the supply chain, The Company utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.22 or higher to conduct a survey of all in-scope suppliers.

During the supplier survey, Dentsply Sirona and Assent contacted suppliers via the ASM, a software-as-a-service (“SaaS”) platform provided by Assent that enables users to complete and track supplier communications, and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The ASM also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed are managed through this platform. Via the ASM and Assent team, Dentsply Sirona requested that all in-scope suppliers complete a CMRT Training and education to guide suppliers on best practices and the use of this template were included. Assent monitored and tracked all communications in the ASM for future reporting and transparency. Dentsply Sirona directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to Assent. The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement. All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Dentsply Sirona tracks program gaps to account for future improvement opportunities. As of May 2nd, 2023, there were 3 invalid supplier submissions that could not be corrected. As of May 2nd, 2023, there were 285 suppliers in scope of the conflict minerals program and 198 provided a completed CMRT. The Company’s total response rate for this reporting year was 70.53%. Based on the findings through the RCOI process, the Company was able to determine the countries of origin for a large portion of the 3TGs in its products. As such, the Company continued to perform further due diligence on the source and chain of custody of the minerals in question.

Design of Due Diligence Dentsply Sirona designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities. Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by the Company. However, through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence. Due Diligence Performed 1) Establish Strong Company Management Systems Conflict Minerals Policy Dentsply Sirona is committed to the responsible sourcing of conflict minerals and it supports the humanitarian goal of ending violent conflict in the Covered Countries and thus established a Conflict Minerals Policy Statement, which is incorporated in Dentsply Sirona’s Business Partner Code of Conduct Internal Management System Dentsply Sirona established a cross-functional Conflict Minerals Compliance Team led by the Company’s Director, Global Procurement Center of Excellence. The Conflict Minerals Compliance Team is responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts. Dentsply Sirona also uses a third-party service provider, Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers in regards to conflict minerals. The Company leverages Assent’s Managed Services in order to work with dedicated program specialists who support Dentsply Sirona’s conflict minerals program. The Company communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act. System of Controls and Transparency Dentsply Sirona expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to Dentsply Sirona are DRC conflict-free. This means that the products must not contain 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries. The Company relies on direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers. Dentsply Sirona’s Business Partner Code of Conduct applies to all direct suppliers and outlines certain expected behaviors and practices. This code of conduct is based on industry and internationally-accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. The Business Partner Code of Conduct is provided to all direct suppliers. If a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated. The Business Partner Code of Conduct is reviewed annually to ensure it continues to align with industry best practices. Engagement with Suppliers Dentsply Sirona has a strong relationship with direct suppliers. As an extremely important part of the supply chain, Dentsply Sirona has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support and other multilingual resources. Dentsply Sirona’s suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly file a CMRT. Suppliers are provided guidance in their native language, if needed. The Company engages with suppliers directly to request a valid CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, Dentsply Sirona has developed an internal procedure that includes steps of supplier engagement escalation such as supplier meetings and corrective actions. Feedback from this engagement has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative. The Company continues to place a strong emphasis on supplier education and training. To accomplish this, Assent’s online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and support resources. Dentsply Sirona believes that the combination of the Supplier Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers for conflict minerals training and requests constitute a strong supplier engagement program. Grievance Mechanism Dentsply Sirona has a grievance mechanism whereby employees and suppliers can report concerns regarding the Company’s business conduct and other matters. Dentsply Sirona is also retaining conflict minerals documentation in accordance with its existing corporate retention policy and procedures. Maintain Records The Company has adopted a policy to retain relevant documentation for a period of at least five years. Through Assent, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. The Company stores all of the information and findings from this process in a database that can be audited by internal or external parties. 2) Identify and Assess Risk in the Supply Chain Risks associated with supplier CMRT content are identified automatically by Assent’s software based on criteria established for supplier responses. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status. Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the company level. In those cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, Dentsply Sirona is unable to determine if all of the specified smelters and refiners were used for 3TGs in the products supplied to the Company. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains. Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners consolidated by the Responsible Minerals Initiative (“RMI”) to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2022 calendar year. Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). Dentsply Sirona does not have a direct relationship with smelters and refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters that have completed an RMAP audit are considered to be DRC-conflict free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. Smelters are then assessed for the potential for sourcing risk Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:  Geographic proximity to the DRC and covered countries.  Known mineral source country of origin.  RMAP audit status.  Credible evidence of unethical or conflict sourcing.  Peer assessments conducted by credible third-party sources.

Risk mitigation activities are initiated whenever a supplier’s CMRT reported facilities of concern. Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing that supplier to take their own independent risk mitigation actions. Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to Dentsply Sirona. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process. Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies. 3) Design and Implement a Strategy to Respond to Identified Risks Together with Assent, Dentsply Sirona developed processes to assess and respond to the risks identified in the supply chain. Dentsply Sirona has a risk management plan, through which the conflict minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and the Company’s expectations. Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. The Company engages suppliers believed to be supplying 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance. Assent also communicates directly with smelters that have not yet been determined to be conformant with the RMAP in order to request sourcing information and encourage their involvement with the RMI program. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, the Company will assess if replacing that supplier is feasible. The results of the program and risk assessment are shared with the Conflict Minerals Team and senior management of Dentsply Sirona to ensure transparency within the Company. 4) Carry out independent third-party audit of supply chain due diligence Dentsply Sirona does not have a direct relationship with any 3TG smelters or refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners. Dentsply Sirona is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance. 5) Report Annually on Supply Chain Due Diligence Dentsply Sirona has published the Form SD for the year ended December 31, 2022. This report is available on the Investor Relations section of the Company’s website at https://investor.dentsplysirona.com/financial-information/sec-filings. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein. Dentsply Sirona has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission. This year the Company has also considered impacts from the European Union Conflict Minerals Rule when disclosing details with regards to due diligence efforts. The Company will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public report. Results of Due Diligence Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Dentsply Sirona for the 2022 reporting year. Supply Chain Outreach Metrics Year Number of In-Scope Suppliers Submission Rate Invalid Submission Rate 2022 285 70.53% 1.05% 2021 297 71% 4% 2020 290 70% 2% 2019 340 72% 2% From the gathered responses, 5 smelters that potentially posed a risk due to the presence of some red flag indicators were identified. Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance to inform them of the potential for risk, and to evaluate whether or not these smelters could be connected to Dentsply

Sirona’s products. The suppliers were asked to complete a user-defined or product-level CMRT specific to the materials, products or piece parts purchased by Dentsply Sirona, rather than a company-level CMRT, to better identify the connection to products that they supply to Dentsply Sirona. Other suppliers were evaluated internally to determine if they were in fact still active suppliers. If not, they were removed from the scope of data collection. Status Number of Identified Smelters or Refiners RMAP Conformant 223 RMAP Active 8 Not-Enrolled 89 Non-Conformant 24 Steps to be Taken to Mitigate Risk Dentsply Sirona has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in the Company’s products could benefit armed groups in the DRC or adjoining countries:  Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to: o Using a comprehensive smelter and refiner library with detailed status and notes for each listing. o Scanning for credible media on each smelter and refiner to flag risk issues. o Comparing the list of smelters and refiners against government watch and denied parties lists.  Engage with suppliers more closely, and provide more information and training resources regarding responsible sourcing of 3TGs.  Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.  Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.  Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

Smelter & Refiner Risk Evaluation Understanding the risks associated with the smelters and refiners potentially providing material into Dentsply Sirona’s supply chain is an important part of the due diligence process. Through Assent, comprehensive and ongoing analysis is conducted by Assent’s smelter library manager to assess sourcing risk. This information is used to:  Provide supplier feedback.  Determine the health of the Company’s overall program.  Conduct outreach to smelters, refiners and their respective associations.  Provide detailed analysis in this report. The following risk categories are used for smelter evaluation and risk determination:  Geo-Risk o Did the mineral originate from or has been transported through a conflict-affected area as defined by Section 1502 of the Dodd-Frank Act (the DRC and its nine adjoining countries; Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia)?  Audit Status o Has the refiner’s due diligence practices been audited against a standard in conformance with the OECD Guidance? o Assent relies on the RMI audit standard, including cross-recognition of the London Bullion Market Association (“LBMA”) Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards including the OECD Guidance.  Sourcing Risk o Has evidence of any other red flag that is supported by credible sources been identified?

APPENDIX A - Smelter and Refiner List Metal Smelter Name Smelter Facility Location Smelter ID RMAP Audit Status Gold Agosi AG Germany CID000035 Conformant Gold C. Hafner GmbH + Co. KG Germany CID000176 Conformant Gold Heimerle + Meule GmbH Germany CID000694 Conformant Gold Asahi Refining Canada Ltd. Canada CID000924 Conformant Gold Metalor Technologies S.A. Switzerland CID001153 Conformant Gold Advanced Chemical Company United States Of America CID000015 Conformant Gold Aida Chemical Industries Co., Ltd. Japan CID000019 Conformant Gold Almalyk Mining and Metallurgical Complex (AMMC) Uzbekistan CID000041 Conformant Gold AngloGold Ashanti Corrego do Sitio Mineracao Brazil CID000058 Conformant Gold Argor-Heraeus S.A. Switzerland CID000077 Conformant Gold Asahi Pretec Corp. Japan CID000082 Conformant Gold Asaka Riken Co., Ltd. Japan CID000090 Conformant Gold Aurubis AG Germany CID000113 Conformant Gold Bangko Sentral ng Pilipinas (Central Bank of the Philippines) Philippines CID000128 Conformant Gold Boliden AB Sweden CID000157 Conformant

Gold CCR Refinery - Glencore Canada Corporation Canada CID000185 Conformant Gold Cendres + Metaux S.A. Switzerland CID000189 Non Conformant Gold Chimet S.p.A. Italy CID000233 Conformant Gold Chugai Mining Japan CID000264 Conformant Gold Daye Non-Ferrous Metals Mining Ltd. China CID000343 In Communication Gold DSC (Do Sung Corporation) Korea, Republic Of CID000359 Conformant Gold Dowa Japan CID000401 Conformant Gold Eco-System Recycling Co., Ltd. East Plant Japan CID000425 Conformant Gold JSC Novosibirsk Refinery Russian Federation CID000493 RMI Due Diligence Review - Unable to Proceed Gold LT Metal Ltd. Korea, Republic Of CID000689 Conformant Gold Heraeus Metals Hong Kong Ltd. China CID000707 Conformant Gold Heraeus Germany GmbH Co. KG Germany CID000711 Conformant Gold Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. China CID000801 Conformant Gold Ishifuku Metal Industry Co., Ltd. Japan CID000807 Conformant Gold Istanbul Gold Refinery Turkey CID000814 Conformant

Gold Japan Mint Japan CID000823 Conformant Gold Jiangxi Copper Co., Ltd. China CID000855 Conformant Gold Asahi Refining USA Inc. United States Of America CID000920 Conformant Gold JSC Uralelectromed Russian Federation CID000929 RMI Due Diligence Review - Unable to Proceed Gold JX Nippon Mining & Metals Co., Ltd. Japan CID000937 Conformant Gold Kazzinc Kazakhstan CID000957 Conformant Gold Kennecott Utah Copper LLC United States Of America CID000969 Conformant Gold Kojima Chemicals Co., Ltd. Japan CID000981 Conformant Gold LS-NIKKO Copper Inc. Korea, Republic Of CID001078 Conformant Gold Materion United States Of America CID001113 Conformant Gold Matsuda Sangyo Co., Ltd. Japan CID001119 Conformant Gold Metalor Technologies (Suzhou) Ltd. China CID001147 Conformant Gold Metalor Technologies (Hong Kong) Ltd. China CID001149 Conformant Gold Metalor Technologies (Singapore) Pte., Ltd. Singapore CID001152 Conformant Gold Metalor USA Refining Corporation United States Of America CID001157 Conformant

Gold Metalurgica Met-Mex Penoles S.A. De C.V. Mexico CID001161 Conformant Gold Mitsubishi Materials Corporation Japan CID001188 Conformant Gold Mitsui Mining and Smelting Co., Ltd. Japan CID001193 Conformant Gold Moscow Special Alloys Processing Plant Russian Federation CID001204 RMI Due Diligence Review - Unable to Proceed Gold Nadir Metal Rafineri San. Ve Tic. A.S. Turkey CID001220 Conformant Gold Navoi Mining and Metallurgical Combinat Uzbekistan CID001236 Conformant Gold Nihon Material Co., Ltd. Japan CID001259 Conformant Gold Ohura Precious Metal Industry Co., Ltd. Japan CID001325 Conformant Gold OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) Russian Federation CID001326 RMI Due Diligence Review - Unable to Proceed Gold MKS PAMP SA Switzerland CID001352 Conformant Gold Prioksky Plant of Non- Ferrous Metals Russian Federation CID001386 RMI Due Diligence Review - Unable to Proceed Gold PT Aneka Tambang (Persero) Tbk Indonesia CID001397 Conformant Gold PX Precinox S.A. Switzerland CID001498 Conformant Gold Rand Refinery (Pty) Ltd. South Africa CID001512 Conformant

Gold Royal Canadian Mint Canada CID001534 Conformant Gold Samduck Precious Metals Korea, Republic Of CID001555 Non Conformant Gold SEMPSA Joyeria Plateria S.A. Spain CID001585 Conformant Gold Shandong Zhaojin Gold & Silver Refinery Co., Ltd. China CID001622 Conformant Gold Sichuan Tianze Precious Metals Co., Ltd. China CID001736 Conformant Gold SOE Shyolkovsky Factory of Secondary Precious Metals Russian Federation CID001756 RMI Due Diligence Review - Unable to Proceed Gold Solar Applied Materials Technology Corp. Taiwan, Province Of China CID001761 Conformant Gold Sumitomo Metal Mining Co., Ltd. Japan CID001798 Conformant Gold Tanaka Kikinzoku Kogyo K.K. Japan CID001875 Conformant Gold Great Wall Precious Metals Co., Ltd. of CBPM China CID001909 Outreach Required Gold Shandong Gold Smelting Co., Ltd. China CID001916 Conformant Gold Tokuriki Honten Co., Ltd. Japan CID001938 Conformant Gold Torecom Korea, Republic Of CID001955 Conformant Gold Umicore S.A. Business Unit Precious Metals Refining Belgium CID001980 Conformant

Gold United Precious Metal Refining, Inc. United States Of America CID001993 Conformant Gold Valcambi S.A. Switzerland CID002003 Conformant Gold Western Australian Mint (T/a The Perth Mint) Australia CID002030 Conformant Gold Yamakin Co., Ltd. Japan CID002100 Conformant Gold Yokohama Metal Co., Ltd. Japan CID002129 Conformant Gold Zhongyuan Gold Smelter of Zhongjin Gold Corporation China CID002224 Conformant Gold Gold Refinery of Zijin Mining Group Co., Ltd. China CID002243 Conformant Gold SAFINA A.S. Czechia CID002290 Conformant Gold Umicore Precious Metals Thailand Thailand CID002314 Non Conformant Gold Geib Refining Corporation United States Of America CID002459 Conformant Gold MMTC-PAMP India Pvt., Ltd. India CID002509 Conformant Gold KGHM Polska Miedz Spolka Akcyjna Poland CID002511 Conformant Gold Singway Technology Co., Ltd. Taiwan, Province Of China CID002516 Non Conformant Gold Al Etihad Gold Refinery DMCC United Arab Emirates CID002560 Conformant Gold Emirates Gold DMCC United Arab Emirates CID002561 Conformant

Gold T.C.A S.p.A Italy CID002580 Conformant Gold REMONDIS PMR B.V. Netherlands CID002582 Conformant Gold Korea Zinc Co., Ltd. Korea, Republic Of CID002605 Conformant Gold Marsam Metals Brazil CID002606 Non Conformant Gold TOO Tau-Ken-Altyn Kazakhstan CID002615 Conformant Gold Abington Reldan Metals, LLC United States Of America CID002708 Conformant Gold SAAMP France CID002761 Conformant Gold L'Orfebre S.A. Andorra CID002762 Conformant Gold 8853 S.p.A. Italy CID002763 Non Conformant Gold Italpreziosi Italy CID002765 Conformant Gold WIELAND Edelmetalle GmbH Germany CID002778 Conformant Gold Ogussa Osterreichische Gold- und Silber- Scheideanstalt GmbH Austria CID002779 Conformant Gold AU Traders and Refiners South Africa CID002850 Non Conformant Gold GGC Gujrat Gold Centre Pvt. Ltd. India CID002852 Active Gold Bangalore Refinery India CID002863 Conformant Gold SungEel HiMetal Co., Ltd. Korea, Republic Of CID002918 Conformant Gold Planta Recuperadora de Metales SpA Chile CID002919 Conformant

Gold Safimet S.p.A Italy CID002973 Non Conformant Gold NH Recytech Company Korea, Republic Of CID003189 Conformant Gold C.I Metales Procesados Industriales SAS Colombia CID003421 Active Gold Eco-System Recycling Co., Ltd. North Plant Japan CID003424 Conformant Gold Eco-System Recycling Co., Ltd. West Plant Japan CID003425 Conformant Gold Augmont Enterprises Private Limited India CID003461 Active Gold Alexy Metals United States Of America CID003500 Active Gold Sancus ZFS (L’Orfebre, SA) Colombia CID003529 Conformant Gold Metal Concentrators SA (Pty) Ltd. South Africa CID003575 Conformant Gold WEEEREFINING France CID003615 Active Gold Gold by Gold Colombia Colombia CID003641 Conformant Gold Atasay Kuyumculuk Sanayi Ve Ticaret A.S. Turkey CID000103 Outreach Required Gold Caridad Mexico CID000180 Outreach Required Gold Yunnan Copper Industry Co., Ltd. China CID000197 Outreach Required Gold Refinery of Seemine Gold Co., Ltd. China CID000522 Outreach Required

Gold Guoda Safina High-Tech Environmental Refinery Co., Ltd. China CID000651 Outreach Required Gold Hangzhou Fuchunjiang Smelting Co., Ltd. China CID000671 Outreach Required Gold Hunan Chenzhou Mining Co., Ltd. China CID000767 Outreach Required Gold HwaSeong CJ CO., LTD. Korea, Republic Of CID000778 Communication Suspended - Not Interested Gold JSC Ekaterinburg Non- Ferrous Metal Processing Plant Russian Federation CID000927 RMI Due Diligence Review - Unable to Proceed Gold Kazakhmys Smelting LLC Kazakhstan CID000956 In Communication Gold Kyrgyzaltyn JSC Kyrgyzstan CID001029 Non Conformant Gold L'azurde Company For Jewelry Saudi Arabia CID001032 RMI Due Diligence Review - Unable to Proceed Gold Lingbao Gold Co., Ltd. China CID001056 Outreach Required Gold Lingbao Jinyuan Tonghui Refinery Co., Ltd. China CID001058 Outreach Required Gold Luoyang Zijin Yinhui Gold Refinery Co., Ltd. China CID001093 Outreach Required Gold Penglai Penggang Gold Industry Co., Ltd. China CID001362 Outreach Required Gold Sabin Metal Corp. United States Of America CID001546 Communication Suspended - Not Interested

Gold Samwon Metals Corp. Korea, Republic Of CID001562 Communication Suspended - Not Interested Gold Shandong Tiancheng Biological Gold Industrial Co., Ltd. China CID001619 Outreach Required Gold Tongling Nonferrous Metals Group Co., Ltd. China CID001947 Outreach Required Gold Morris and Watson New Zealand CID002282 In Communication Gold Guangdong Jinding Gold Limited China CID002312 Outreach Required Gold Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd. China CID000773 Outreach Required Gold Super Dragon Technology Co., Ltd. Taiwan, Province Of China CID001810 Outreach Required Gold Fidelity Printers and Refiners Ltd. Zimbabwe CID002515 RMI Due Diligence Review - Unable to Proceed Gold Shandong Humon Smelting Co., Ltd. China CID002525 Outreach Required Gold Shenzhen Zhonghenglong Real Industry Co., Ltd. China CID002527 Outreach Required Gold International Precious Metal Refiners United Arab Emirates CID002562 In Communication Gold Kaloti Precious Metals United Arab Emirates CID002563 RMI Due Diligence Review - Unable to Proceed Gold Sudan Gold Refinery Sudan CID002567 Outreach Required

Gold Fujairah Gold FZC United Arab Emirates CID002584 Outreach Required Gold Industrial Refining Company Belgium CID002587 Non Conformant Gold Shirpur Gold Refinery Ltd. India CID002588 Outreach Required Gold Sai Refinery India CID002853 Outreach Required Gold Modeltech Sdn Bhd Malaysia CID002857 Non Conformant Gold Kyshtym Copper- Electrolytic Plant ZAO Russian Federation CID002865 RMI Due Diligence Review - Unable to Proceed Gold Degussa Sonne / Mond Goldhandel GmbH Germany CID002867 Outreach Required Gold Pease & Curren United States Of America CID002872 Communication Suspended - Not Interested Gold JALAN & Company India CID002893 Outreach Required Gold State Research Institute Center for Physical Sciences and Technology Lithuania CID003153 Outreach Required Gold African Gold Refinery Uganda CID003185 RMI Due Diligence Review - Unable to Proceed Gold Gold Coast Refinery Ghana CID003186 Outreach Required Gold QG Refining, LLC United States Of America CID003324 Outreach Required Gold Dijllah Gold Refinery FZC United Arab Emirates CID003348 Outreach Required Gold CGR Metalloys Pvt Ltd. India CID003382 Outreach Required

Gold Sovereign Metals India CID003383 Outreach Required Gold Kundan Care Products Ltd. India CID003463 In Communication Gold Emerald Jewel Industry India Limited (Unit 1) India CID003487 In Communication Gold Emerald Jewel Industry India Limited (Unit 2) India CID003488 In Communication Gold Emerald Jewel Industry India Limited (Unit 3) India CID003489 In Communication Gold Emerald Jewel Industry India Limited (Unit 4) India CID003490 In Communication Gold K.A. Rasmussen Norway CID003497 Outreach Required Gold Sellem Industries Ltd. Mauritania CID003540 Communication Suspended - Not Interested Gold MD Overseas India CID003548 In Communication Gold Metallix Refining Inc. United States Of America CID003557 In Communication Gold ABC Refinery Pty Ltd. Australia CID002920 Outreach Required Gold Shenzhen CuiLu Gold Co., Ltd. China CID002750 Outreach Required Gold Albino Mountinho Lda. Portugal CID002760 Outreach Required Gold Dongwu Gold Group China CID003663 Outreach Required Tantalum Changsha South Tantalum Niobium Co., Ltd. China CID000211 Conformant Tantalum F&X Electro-Materials Ltd. China CID000460 Conformant

Tantalum XIMEI RESOURCES (GUANGDONG) LIMITED China CID000616 Conformant Tantalum JiuJiang JinXin Nonferrous Metals Co., Ltd. China CID000914 Conformant Tantalum Jiujiang Tanbre Co., Ltd. China CID000917 Conformant Tantalum AMG Brasil Brazil CID001076 Conformant Tantalum Metallurgical Products India Pvt., Ltd. India CID001163 Conformant Tantalum Mineracao Taboca S.A. Brazil CID001175 Conformant Tantalum Mitsui Mining and Smelting Co., Ltd. Japan CID001192 Conformant Tantalum NPM Silmet AS Estonia CID001200 Conformant Tantalum Ningxia Orient Tantalum Industry Co., Ltd. China CID001277 Conformant Tantalum QuantumClean United States Of America CID001508 Conformant Tantalum Yanling Jincheng Tantalum & Niobium Co., Ltd. China CID001522 Conformant Tantalum Solikamsk Magnesium Works OAO Russian Federation CID001769 RMI Due Diligence Review - Unable to Proceed Tantalum Taki Chemical Co., Ltd. Japan CID001869 Conformant Tantalum Telex Metals United States Of America CID001891 Conformant Tantalum Ulba Metallurgical Plant JSC Kazakhstan CID001969 Conformant

Tantalum Hengyang King Xing Lifeng New Materials Co., Ltd. China CID002492 Conformant Tantalum D Block Metals, LLC United States Of America CID002504 Conformant Tantalum FIR Metals & Resource Ltd. China CID002505 Conformant Tantalum Jiujiang Zhongao Tantalum & Niobium Co., Ltd. China CID002506 Conformant Tantalum XinXing HaoRong Electronic Material Co., Ltd. China CID002508 Conformant Tantalum Jiangxi Dinghai Tantalum & Niobium Co., Ltd. China CID002512 Conformant Tantalum KEMET de Mexico Mexico CID002539 Conformant Tantalum TANIOBIS Co., Ltd. Thailand CID002544 Conformant Tantalum TANIOBIS GmbH Germany CID002545 Conformant Tantalum Materion Newton Inc. United States Of America CID002548 Conformant Tantalum TANIOBIS Japan Co., Ltd. Japan CID002549 Conformant Tantalum TANIOBIS Smelting GmbH & Co. KG Germany CID002550 Conformant Tantalum Global Advanced Metals Boyertown United States Of America CID002557 Conformant Tantalum Global Advanced Metals Aizu Japan CID002558 Conformant Tantalum Resind Industria e Comercio Ltda. Brazil CID002707 Conformant Tantalum Jiangxi Tuohong New Raw Material China CID002842 Conformant

Tantalum RFH Yancheng Jinye New Material Technology Co., Ltd. China CID003583 Conformant Tantalum 5D Production OU Estonia CID003926 Outreach Required Tin Alpha United States Of America CID000292 Conformant Tin Fenix Metals Poland CID000468 Conformant Tin Gejiu Non-Ferrous Metal Processing Co., Ltd. China CID000538 Conformant Tin Malaysia Smelting Corporation (MSC) Malaysia CID001105 Conformant Tin Mineracao Taboca S.A. Brazil CID001173 Conformant Tin Minsur Peru CID001182 Conformant Tin Mitsubishi Materials Corporation Japan CID001191 Conformant Tin Operaciones Metalurgicas S.A. Bolivia (Plurinational State Of) CID001337 Conformant Tin PT Mitra Stania Prima Indonesia CID001453 Conformant Tin PT Refined Bangka Tin Indonesia CID001460 Conformant Tin PT Timah Tbk Kundur Indonesia CID001477 Conformant Tin PT Timah Tbk Mentok Indonesia CID001482 Conformant Tin Rui Da Hung Taiwan, Province Of China CID001539 Conformant Tin Thaisarco Thailand CID001898 Conformant

Tin Yunnan Chengfeng Non- ferrous Metals Co., Ltd. China CID002158 Conformant Tin Magnu's Minerais Metais e Ligas Ltda. Brazil CID002468 Conformant Tin PT ATD Makmur Mandiri Jaya Indonesia CID002503 Conformant Tin Aurubis Beerse Belgium CID002773 Conformant Tin Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. China CID000228 Conformant Tin PT Aries Kencana Sejahtera Indonesia CID000309 Conformant Tin Dowa Japan CID000402 Conformant Tin EM Vinto Bolivia (Plurinational State Of) CID000438 Conformant Tin Estanho de Rondonia S.A. Brazil CID000448 Conformant Tin Gejiu Zili Mining And Metallurgy Co., Ltd. China CID000555 Non Conformant Tin Gejiu Kai Meng Industry and Trade LLC China CID000942 Non Conformant Tin China Tin Group Co., Ltd. China CID001070 Conformant Tin Metallic Resources, Inc. United States Of America CID001142 Conformant Tin Jiangxi New Nanshan Technology Ltd. China CID001231 Conformant Tin Novosibirsk Tin Combine Russian Federation CID001305 RMI Due Diligence Review - Unable to Proceed

Tin O.M. Manufacturing (Thailand) Co., Ltd. Thailand CID001314 Conformant Tin PT Artha Cipta Langgeng Indonesia CID001399 Conformant Tin PT Babel Inti Perkasa Indonesia CID001402 Conformant Tin PT Babel Surya Alam Lestari Indonesia CID001406 Conformant Tin PT Belitung Industri Sejahtera Indonesia CID001421 Active Tin PT Bukit Timah Indonesia CID001428 Conformant Tin PT Prima Timah Utama Indonesia CID001458 Conformant Tin PT Sariwiguna Binasentosa Indonesia CID001463 Conformant Tin PT Stanindo Inti Perkasa Indonesia CID001468 Conformant Tin PT Timah Nusantara Indonesia CID001486 Active Tin PT Tinindo Inter Nusa Indonesia CID001490 Non Conformant Tin PT Tommy Utama Indonesia CID001493 Conformant Tin Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. China CID001908 Non Conformant Tin White Solder Metalurgia e Mineracao Ltda. Brazil CID002036 Conformant Tin Tin Smelting Branch of Yunnan Tin Co., Ltd. China CID002180 Conformant Tin CV Venus Inti Perkasa Indonesia CID002455 Conformant Tin Melt Metais e Ligas S.A. Brazil CID002500 Non Conformant Tin O.M. Manufacturing Philippines, Inc. Philippines CID002517 Conformant

Tin PT Rajehan Ariq Indonesia CID002593 Conformant Tin PT Cipta Persada Mulia Indonesia CID002696 Conformant Tin Resind Industria e Comercio Ltda. Brazil CID002706 Conformant Tin Super Ligas Brazil CID002756 Active Tin Aurubis Berango Spain CID002774 Conformant Tin PT Sukses Inti Makmur Indonesia CID002816 Conformant Tin PT Menara Cipta Mulia Indonesia CID002835 Conformant Tin Guangdong Hanhe Non- Ferrous Metal Co., Ltd. China CID003116 Conformant Tin Chifeng Dajingzi Tin Industry Co., Ltd. China CID003190 Conformant Tin PT Bangka Serumpun Indonesia CID003205 Conformant Tin Tin Technology & Refining United States Of America CID003325 Conformant Tin PT Rajawali Rimba Perkasa Indonesia CID003381 Conformant Tin Luna Smelter, Ltd. Rwanda CID003387 Conformant Tin Yunnan Yunfan Non-ferrous Metals Co., Ltd. China CID003397 Non Conformant Tin PT Mitra Sukses Globalindo Indonesia CID003449 Conformant Tin CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda Brazil CID003486 Conformant Tin CRM Synergies Spain CID003524 Conformant

Tin Fabrica Auricchio Industria e Comercio Ltda. Brazil CID003582 Conformant Tin DS Myanmar Myanmar CID003831 Conformant Tin PT Putera Sarana Shakti (PT PSS) Indonesia CID003868 Conformant Tin PT Premium Tin Indonesia Indonesia CID000313 Conformant Tin PT Bangka Tin Industry Indonesia CID001419 In Communication Tin PT Panca Mega Persada Indonesia CID001457 In Communication Tin VQB Mineral and Trading Group JSC Viet Nam CID002015 Outreach Required Tin Nghe Tinh Non-Ferrous Metals Joint Stock Company Viet Nam CID002573 Outreach Required Tin PT Tirus Putra Mandiri Indonesia CID002478 In Communication Tin CV Ayi Jaya Indonesia CID002570 Conformant Tin Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company Viet Nam CID002572 Non Conformant Tin Tuyen Quang Non-Ferrous Metals Joint Stock Company Viet Nam CID002574 Outreach Required Tin An Vinh Joint Stock Mineral Processing Company Viet Nam CID002703 Outreach Required Tin PT Bangka Prima Tin Indonesia CID002776 Conformant Tin Modeltech Sdn Bhd Malaysia CID002858 Non Conformant Tin Pongpipat Company Limited Myanmar CID003208 Outreach Required

Tin Dongguan CiEXPO Environmental Engineering Co., Ltd. China CID003356 Non Conformant Tin Precious Minerals and Smelting Limited India CID003409 Non Conformant Tin Gejiu City Fuxiang Industry and Trade Co., Ltd. China CID003410 Outreach Required Tungsten A.L.M.T. Corp. Japan CID000004 Conformant Tungsten Kennametal Huntsville United States Of America CID000105 Conformant Tungsten Guangdong Xianglu Tungsten Co., Ltd. China CID000218 Conformant Tungsten Chongyi Zhangyuan Tungsten Co., Ltd. China CID000258 Conformant Tungsten Global Tungsten & Powders LLC United States Of America CID000568 Conformant Tungsten Hunan Chenzhou Mining Co., Ltd. China CID000766 Conformant Tungsten Hunan Jintai New Material Co., Ltd. China CID000769 Conformant Tungsten Japan New Metals Co., Ltd. Japan CID000825 Conformant Tungsten Ganzhou Huaxing Tungsten Products Co., Ltd. China CID000875 Conformant Tungsten Kennametal Fallon United States Of America CID000966 Conformant Tungsten Wolfram Bergbau und Hutten AG Austria CID002044 Conformant Tungsten Xiamen Tungsten Co., Ltd. China CID002082 Conformant

Tungsten Ganzhou Jiangwu Ferrotungsten Co., Ltd. China CID002315 Conformant Tungsten Jiangxi Yaosheng Tungsten Co., Ltd. China CID002316 Conformant Tungsten Jiangxi Xinsheng Tungsten Industry Co., Ltd. China CID002317 Conformant Tungsten Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. China CID002318 Conformant Tungsten Malipo Haiyu Tungsten Co., Ltd. China CID002319 Conformant Tungsten Xiamen Tungsten (H.C.) Co., Ltd. China CID002320 Conformant Tungsten Jiangxi Gan Bei Tungsten Co., Ltd. China CID002321 Conformant Tungsten Ganzhou Seadragon W & Mo Co., Ltd. China CID002494 Conformant Tungsten Asia Tungsten Products Vietnam Ltd. Viet Nam CID002502 Conformant Tungsten Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch China CID002513 Conformant Tungsten H.C. Starck Tungsten GmbH Germany CID002541 Conformant Tungsten TANIOBIS Smelting GmbH & Co. KG Germany CID002542 Conformant Tungsten Masan High-Tech Materials Viet Nam CID002543 Conformant Tungsten Jiangwu H.C. Starck Tungsten Products Co., Ltd. China CID002551 Conformant

Tungsten Niagara Refining LLC United States Of America CID002589 Conformant Tungsten China Molybdenum Tungsten Co., Ltd. China CID002641 Conformant Tungsten Ganzhou Haichuang Tungsten Co., Ltd. China CID002645 Conformant Tungsten Hydrometallurg, JSC Russian Federation CID002649 RMI Due Diligence Review - Unable to Proceed Tungsten Unecha Refractory metals plant Russian Federation CID002724 Non Conformant Tungsten Philippine Chuangxin Industrial Co., Inc. Philippines CID002827 Conformant Tungsten ACL Metais Eireli Brazil CID002833 Non Conformant Tungsten Moliren Ltd. Russian Federation CID002845 RMI Due Diligence Review - Unable to Proceed Tungsten Fujian Ganmin RareMetal Co., Ltd. China CID003401 Conformant Tungsten Lianyou Metals Co., Ltd. Taiwan, Province Of China CID003407 Conformant Tungsten JSC "Kirovgrad Hard Alloys Plant" Russian Federation CID003408 RMI Due Diligence Review - Unable to Proceed Tungsten NPP Tyazhmetprom LLC Russian Federation CID003416 RMI Due Diligence Review - Unable to Proceed Tungsten Hubei Green Tungsten Co., Ltd. China CID003417 Conformant

Tungsten Albasteel Industria e Comercio de Ligas Para Fundicao Ltd. Brazil CID003427 Non Conformant Tungsten Cronimet Brasil Ltda Brazil CID003468 Conformant Tungsten Fujian Xinlu Tungsten Co., Ltd. China CID003609 Conformant Tungsten OOO “Technolom” 2 Russian Federation CID003612 RMI Due Diligence Review - Unable to Proceed Tungsten OOO “Technolom” 1 Russian Federation CID003614 RMI Due Diligence Review - Unable to Proceed Tungsten Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd. China CID002313 Communication Suspended - Not Interested Tungsten CNMC (Guangxi) PGMA Co., Ltd. China CID000281 Outreach Required Tungsten Artek LLC Russian Federation CID003553 RMI Due Diligence Review - Unable to Proceed Tungsten LLC Vostok Russian Federation CID003643 RMI Due Diligence Review - Unable to Proceed Tungsten YUDU ANSHENG TUNGSTEN CO., LTD. China CID003662 Outreach Required Tungsten HANNAE FOR T Co., Ltd. Korea, Republic Of CID003978 Outreach Required Tungsten DONGKUK INDUSTRIES CO., LTD. Korea, Republic Of CID004060 In Communication

APPENDIX B - Countries of Origin Country of Origin Afghanistan Kazakhstan Ãland Islands Kenya Albania Korea American Samoa Kyrgyzstan Andorra Liberia Angola Liechtenstein Argentina Lithuania Armenia Luxembourg Aruba Madagascar Australia Malaysia Austria Mali Azerbaijan Mauritania Bahamas Mexico Barbados Mongolia Belarus Morocco Belgium Mozambique Benin Myanmar Bermuda Namibia Bolivia (Plurinational State of) Netherlands

Brazil New Zealand Bulgaria Nicaragua Burkina Faso Niger Burundi Nigeria Cambodia Norway Canada Panama Central African Republic Papua New Guinea Chile Peru China Philippines Colombia Poland Congo Portugal Czechia Russian Federation Democratic Republic of Congo Rwanda Djibouti Samoa Dominica Saudi Arabia Dominican Republic Senegal Ecuador Sierra Leone Egypt Singapore Eritrea Slovakia Estonia Slovenia

Ethiopia South Africa Finland South Sudan France Spain Georgia Sudan Germany Suriname Ghana Sweden Guam Switzerland Guatemala Taiwan Guinea Tajikistan Guyana Tanzania Honduras Thailand Hong Kong Turkey Hungary Uganda India United Arab Emirates Indonesia United Kingdom Ireland United States Israel Uzbekistan Italy Viet Nam Japan Zambia Jersey Zimbabwe